NEWS RELEASE

AbCellera Reports Q2 2026 Business Results

8/5/2026

VANCOUVER, British Columbia--(BUSINESS WIRE)-- AbCellera (Nasdaq: ABCL) today announced financial results for the second quarter of 2026. All financial information in this press release is reported in U.S. dollars, unless otherwise indicated.

“Last quarter we completed enrollment for the Phase 2 study of ABCL635, and we expect to announce top-line data very soon,” said Carl Hansen, Ph.D., founder and CEO of AbCellera. “Since our last business update we signed two new collaborations, one with Jazz and one with Vertex, that leverage our T-cell engager platform to advance programs into the clinic and are adding over $100 million in upfront cash to our balance sheet.”

Q2 2026 Business Summary and Program Updates
●ABCL635 top-line data readout from the Phase 2 trial expected in August 2026.
●ABCL386 and ABCL688 are progressing through IND-enabling activities.
●Announced collaboration with Jazz Pharmaceuticals plc to discover and develop next-generation T-cell engagers (TCEs) for multiple gastrointestinal cancers and other solid tumors. AbCellera is receiving $84 million in total upfront payments, with $56 million for the first two research programs and $28 million for a third program, which will initiate within 12 months. AbCellera is eligible to receive up to $792 million per program in option fees and development, regulatory, and commercial sales milestone payments along with tiered royalties on net sales ranging from mid-single digits to low double digits.
●Completed dosing for the Phase 1 study of ABCL575, with top-line data readout expected in Q4 2026.
●Announced the appointments of Dr. Victor Sandor and Dr. Lynn Seely as independent directors to AbCellera’s board of directors.
●Generated a net loss of $55.4 million, compared to a net loss of $34.7 million in Q2 2025.
●Ended the quarter with over $565 million in total cash balances and marketable securities, providing over $675 million in total available liquidity to execute on AbCellera’s strategy.

Subsequent Event
●On July 29, 2026 announced a collaboration with Vertex Pharmaceuticals Incorporated to research, develop, manufacture, and commercialize multispecific TCEs for autoimmune diseases and other conditions. AbCellera will receive $28 million in total upfront payments and is eligible to receive preclinical, development, regulatory, and commercial milestone payments, along with tiered royalties on net sales.

Discussion of Q2 2026 Financial Results
●Revenue – Total revenue was $4.1 million, compared to $17.1 million in Q2 2025.
●Research & Development (R&D) Expenses – R&D expenses were $46.0 million, compared to $39.2 million in Q2 2025.
●Sales, General, & Administrative (SG&A) Expenses – SG&A expenses were $13.9 million, compared to $22.0 million in Q2 2025.
●Net Loss – Net loss of $55.4 million, or $(0.18) per share on a basic and diluted basis, compared to net loss of $34.7 million, or $(0.12) per share on a basic and diluted basis, in Q2 2025.
●Available Liquidity – over $565 million in total cash balances and marketable securities, and $110 million in available non-dilutive government funding, bringing total available liquidity to over $675 million to execute on AbCellera's strategy.

Business Metrics
At the end of Q2 2026, partners led 35 programs that AbCellera believes to be progressing and where AbCellera holds a downstream stake (down from 44 on December 31, 2025). In total, AbCellera held downstream stakes in 12 molecules in the clinic understood to be progressing on June 30, 2026.

Conference Call and Webcast
AbCellera will host a conference call and live webcast to discuss these results today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time).
The live webcast of the earnings conference call can be accessed on the Events and Presentations section of AbCellera’s Investor Relations website. A replay of the webcast will be available through the same link following the conference call.

About AbCellera Biologics Inc.
AbCellera (Nasdaq: ABCL) is a clinical-stage biotechnology company focused on discovering and developing first-in-class antibody-based medicines in the areas of endocrinology, women’s health, immunology, oncology, and more. For more information, please visit www.abcellera.com.

AbCellera Forward-Looking Statements
This document contains forward-looking statements, including statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management. All statements contained in this document other than statements of historical fact are forward-looking statements, including statements regarding our ability to develop, commercialize and achieve market acceptance of our current and planned products and services, our research and development efforts, and other matters regarding our business strategies, use of capital, results of operations and financial position, plans, objectives for future operations, and the evaluation of our available liquidity to execute on our strategy (including our ability to access our reimbursement based R&D government contributions). The use of certain data derived from cross-study comparisons are not based on any head-to-head clinical trials. Cross-study comparisons are inherently limited and may suggest misleading similarities and differences and are presented for informational purposes. In some cases, you can identify forward-looking statements by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words.

These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties, other factors, and definition of our business metrics are described under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in the documents we file with the Securities and Exchange Commission from time to time. We caution you that forward-looking statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. As a result, the forward-looking statements may not prove to be accurate. The forward-looking statements in this document represent our views as of the date hereof. We undertake no obligation to update any forward-looking statements for any reason, except as required by law.

AbCellera Biologics Inc.
Condensed Consolidated Statements of Loss and Comprehensive Loss
(All figures in U.S. dollars. Amounts are expressed in thousands except share and per share data.)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2025	2026	2025	2026
Revenue:
Research fees	$6,639	$3,901	$10,707	$12,021
Licensing and royalty revenue	10,445	149	10,613	341
Total revenue	17,084	4,050	21,320	12,362
Operating expenses:
Research and development(1)	39,213	45,987	81,711	92,649
Sales, general, and administrative(1)	21,986	13,850	41,054	26,185
Depreciation and amortization	5,470	6,990	10,801	13,828
Total operating expenses	66,669	66,827	133,566	132,662
Loss from operations	(49,585)	(62,777)	(112,246)	(120,300)
Other (income) expense:
Interest and other	(9,549)	42	(15,073)	(3,606)
Grants and incentives	(3,692)	(3,854)	(7,845)	(8,193)
Total other income	(13,241)	(3,812)	(22,918)	(11,799)
Loss before income tax	(36,344)	(58,965)	(89,328)	(108,501)
Income tax recovery	(1,617)	(3,538)	(8,980)	(9,909)
Net loss	$(34,727)	$(55,427)	$(80,348)	$(98,592)
Foreign currency translation adjustment	4,341	(733)	1,721	1,082
Comprehensive loss	$(30,386)	$(56,160)	$(78,627)	$(97,510)

Net loss per share
Basic	$(0.12)	$(0.18)	$(0.27)	$(0.32)
Diluted	$(0.12)	$(0.18)	$(0.27)	$(0.32)
Weighted-average common shares outstanding
Basic	298,508,601	305,557,294	298,105,760	304,329,623
Diluted	298,508,601	305,557,294	298,105,760	304,329,623

(1) Exclusive of depreciation and amortization

AbCellera Biologics Inc.
Condensed Consolidated Balance Sheets
(All figures in U.S. dollars. Amounts are expressed in thousands except share data.)
(Unaudited)

	December 31, 2025	June 30, 2026
Assets
Current assets:
Cash and cash equivalents	$128,513	$120,065
Marketable securities	405,313	420,039
Total cash, cash equivalents, and marketable securities	533,826	540,104
Accounts and accrued receivable	58,293	18,597
Restricted cash	25,000	25,000
Other current assets	111,113	95,529
Total current assets	728,232	679,230
Long-term assets:
Property and equipment, net	428,003	416,677
Intangible assets, net	38,381	36,530
Goodwill	47,806	47,806
Investments in equity accounted investees	62,580	65,229
Other long-term assets	51,948	62,103
Total long-term assets	628,718	628,345
Total assets	$1,356,950	$1,307,575
Liabilities and shareholders' equity
Current liabilities:
Accounts payable and other current liabilities	$50,781	$32,484
Deferred revenue	13,526	20,705
Total current liabilities	64,307	53,189
Long-term liabilities:
Operating lease liability	137,403	129,948
Deferred revenue	3,500	40,450
Deferred government contributions	174,453	178,254
Other long-term liabilities	10,383	9,714
Total long-term liabilities	325,739	358,366
Total liabilities	390,046	411,555
Commitments and contingencies
Shareholders' equity:
Common shares: no par value, unlimited authorized shares at December 31, 2025 and June 30, 2026: 300,600,710 and 306,469,632 shares issued and outstanding at December 31, 2025 and June 30, 2026, respectively	802,341	821,242
Additional paid-in capital	198,279	206,004
Accumulated other comprehensive loss	(4,234)	(3,152)
Accumulated deficit	(29,482)	(128,074)
Total shareholders' equity	966,904	896,020
Total liabilities and shareholders' equity	$1,356,950	$1,307,575

AbCellera Biologics Inc.
Condensed Consolidated Statement of Cash Flows
(Expressed in thousands of U.S. dollars.)
(Unaudited)

	Six months ended June 30,
	2025	2026
Cash flows from operating activities:
Net loss	$(80,348)	$(98,592)
Cash flows from operating activities:
Depreciation of property and equipment	8,951	11,977
Amortization of intangible assets	1,851	1,851
Amortization of operating lease right-of-use assets	2,863	3,610
Stock-based compensation	28,993	24,299
Other	70	7,019
Changes in operating assets and liabilities:
Research fees and grants receivable	(12,524)	25,367
Income taxes receivable	(7,588)	(8,024)
Accounts payable and accrued liabilities	(7,356)	(16,621)
Deferred revenue	9,361	44,129
Deferred grant income	(1,681)	(4,453)
Other assets	13,450	1,838
Net cash used in operating activities	(43,958)	(7,600)
Cash flows from investing activities:
Purchases of property and equipment	(24,001)	(5,963)
Purchase of marketable securities	(291,542)	(308,184)
Proceeds from marketable securities	303,437	293,557
Receipt of grant funding	6,448	6,955
Long-term investments and other assets	(18,218)	(105)
Net cash used in investing activities	(23,876)	(13,740)
Cash flows from financing activities:
Proceeds from deferred government contributions and other	2,595	13,585
Net cash provided by financing activities	2,595	13,585
Effect of exchange rate changes on cash and cash equivalents	1,351	(468)
Decrease in cash and cash equivalents	(63,888)	(8,223)
Cash and cash equivalents and restricted cash, beginning of period	183,615	155,249
Cash and cash equivalents and restricted cash, end of period	$119,727	$147,026
Restricted cash included in other assets	2,290	1,961
Total cash, cash equivalents, and restricted cash shown on the balance sheet	$117,437	$145,065
Supplemental disclosure of non-cash investing and financing activities
Property and equipment in accounts payable	12,733	979
Right-of-use assets obtained in exchange for operating lease obligation	69,787	–

Inquiries
Media: Tiffany Chiu; media@abcellera.com, +1(236)521-6774
Partnering: Murray McCutcheon, Ph.D.; partnering@abcellera.com, +1(604)559-9005
Investor Relations: Peter Ahn; ir@abcellera.com, +1(778)729-9116

Source: AbCellera Biologics Inc.